UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           OmniAmerican Bancorp, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


       Maryland                                          27-0983595
-----------------------                     -----------------------------------
(State of Incorporation                     (I.R.S. Employer Identification No.)
   or Organization)

1320 South University Drive, Suite 900, Fort Worth, Texas            76107
---------------------------------------------------------            -----
(Address of Principal Executive Offices)                           (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           Pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

     Securities Act registration statement file number to which this form relates: 333-161894
         ----------

     Securities to be registered pursuant to Section 12(b) of the Act.

   Common Stock, par value $0.01                  The NASDAQ Stock Market, LLC
------------------------------------             -------------------------------
         (Title of Class)                        (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "The Conversion; Plan of Distribution," "Restrictions on Acquisition of OmniAmerican Bancorp, Inc." and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-161894), as initially filed on September 11, 2009 and as amended on October 30, 2009 and November 9, 2009, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Restrictions on Acquisition of OmniAmerican
Bancorp, Inc." and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-161894), as initially filed on September 11, 2009 and as amended on October 30, 2009 and November 9, 2009, which is incorporated herein by reference.

Item 2.  Exhibits.
-----------------

         1. Registration Statement on Form S-1 (File No. 333-161894), as initially filed on September 11, 2009 and as amended on October 30, 2009 and November 9, 2009, which is incorporated herein by reference.

         2. Articles of Incorporation (incorporated by reference to Exhibits 3.1 and 3.1.1 of the Registration Statement on Form S-1 (File No. 333-161894), as initially filed on September 11, 2009 and as amended on October 30, 2009 and November 9, 2009).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-161894), as initially filed on September 11, 2009 and as amended on October 30, 2009 and November 9, 2009).

         4.       Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-161894), as initially filed on September 11, 2009 and as amended on October 30, 2009 and November 9, 2009).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           OMNIAMERICAN BANCORP, INC.



Date:   January 15, 2010               By: /s/ Tim Carter
                                           ------------------------------------
                                           Tim Carter
                                           President and Chief Executive Officer